SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

☒ Current Report Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report  (Date of earliest event reported)

May 2, 2002

BERTUCCI’S CORPORATION

(Exact name of registrant as specified in its charter)

Commission File Number    333-62775

Delaware	06-1311266
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification Number)

155 Otis Street, Northborough, Massachusetts	01532
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (508) 351-2500

N/A

(Former Name or former address, if changed since last report)

Item 4.                    Changes in Registrant’s Certifying Accountant

On May 2, 2002, Bertucci’s Corporation (the “Company”) determined to engage Deloitte & Touche LLP as the Company’s independent public accountants for the 2002 fiscal year, replacing Arthur Andersen LLP (“Andersen”), which served as the Company’s independent public accountants for the 2000 and 2001 fiscal years.  The decision to change accountants was approved by the Company’s Board of Directors.

The audit reports issued by Andersen on the consolidated financial statements for the fiscal years ended January 3, 2001 and January 2, 2002 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

During each of the fiscal years ended January 3, 2001 and January 2, 2002, and during the subsequent interim period through May 2, 2002, there were no disagreements between the Company and Andersen on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to Andersen’s satisfaction, would have caused Andersen to make reference to the subject matter of the disagreement in connection with its reports on the Company’s consolidated financial statements for such periods.

None of the reportable events described in Item 304(a)(1)(v) of Regulation S-K occurred during the Company’s two most recent fiscal years January 3, 2002, or during the subsequent interim period through May 2, 2002.

The Company provided Andersen with a copy of the foregoing disclosures and a letter from Andersen confirming its agreement with these disclosures is attached to this report as Exhibit 99-3.

During the fiscal years ended January 3, 2001 and January 3, 2002, and during the subsequent interim period through May 2, 2002, the Company did not consult with Deloitte & Touche LLP with respect to the application of accounting principles to a specified transaction or regarding any of the other matters or events set forth in Item 304(a)(2)(i) and (ii) of Regulation S-K.

EXHIBIT LISTING AND INDEX

Exhibit No.	Description
99-3	Letter from Arthur Andersen LLP regarding change in certifying accountant.

SIGNATURE

                Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BERTUCCI’S CORPORATION.
(Registrant)

Date:	May 2, 2002	By:	/s/ Kurt J. Schnaubelt
Senior Vice President — Finance and Administration (Chief Accounting Officer)